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                                                               EXHIBIT 10(r)

                          WAIVER OF BREACH OF COVENANT

     This Waiver relates to a credit facility pursuant to a Credit Agreement dated as of March 31, 1995 (as amended to date, the "Credit Agreement") between Nuclear Metals, Inc., a Massachusetts corporation ("Nuclear Metals"), Carolina Metals, Inc., a Delaware corporation ("Carolina Metals" and together with Nuclear Metals, the "Borrowers"), and State Street Bank and Trust Company, a Massachusetts company (the "Bank").

     WHEREAS, lack of business at Carolina Metals's South Carolina facility is expected to result in losses for the current fiscal year, and

     WHEREAS, the Borrower's auditors have advised that, under the circumstances, such losses should be recognized in the fiscal year ended September 30, 1996 (the "Write-off"), and

     WHEREAS, certain reserves in the approximate amount of $3.3 million have been reclassified from long term reserves to inventory reserves (the "Reclassification"), and

     WHEREAS, the Write-off and the Reclassification will result in Borrowers being out of compliance with the covenants in the Credit Agreement; and

     WHEREAS, the Bank is willing to waive such noncompliance to the extent that it is attributable to the Write-off and the Reclassification, and

     WHEREAS, the Borrowers and the Bank intend to continue the relationship existing under the Credit Agreement,

     NOW, THEREFORE, the parties agree as follows:

     1. The Bank hereby waives any failure to comply with covenants which results from the Write-off and the Reclassification, as of September 30, 1996 and subsequently, and agrees, until the parties agree to new covenants as set forth herein, compliance will be measured assuming that the Write-off and the Reclassification had not occurred.



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    2.   The Bank and the Borrowers will agree upon revised covenants consistent with the Company's business plans and such that the Company's anticipated performance will allow it to remain in compliance at such time as Borrowers have prepared and delivered a business plan to the Bank and the Bank has had the opportunity to review it.

     3. Except as set forth herein, the Credit Agreement, as amended to date, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have signed below:

                                        NUCLEAR METALS, INC.

                                        By:   /s/ James M. Spiezio
                                            --------------------------



                                        CAROLINA METALS, INC.



                                        By:   /s/ James M. Spiezio
                                            --------------------------



                                        STATE STREET BANK AND TRUST COMPANY



                                        By:  /s/ William R. Dewey, IV
                                            --------------------------
                                              William R. Dewey, IV